CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-36277) of Reading International, Inc. of our report dated February 11, 2008 relating to the financial statements of 205-209 East 57th Street Associates, L.L.C., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 28, 2008